Exhibit 2.1

AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This Amendment to Agreement and Plan of Merger, dated as of October 6, 2025 (this “Amendment”), is hereby entered into by and among BPGC Acquisition Corp., a Cayman Islands exempted company (“Acquiror”), iRocket Technologies, Inc., a Delaware corporation (“Holdco”), iRocket Merger Sub, LLC, a Delaware limited liability company (“Holdco Merger Sub”), BPGC Merger Sub, Inc., a Delaware corporation (“Acquiror Merger Sub”), and Innovative Rocket Technologies Inc., a Delaware corporation (the “Company”). Reference is hereby made to that certain Agreement and Plan of Merger, dated as of July 22, 2025 (the “Merger Agreement”), made by and among Acquiror, Holdco, Holdco Merger Sub, Acquiror Merger Sub and the Company. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.

WHEREAS, pursuant to Section 11.10 of the Merger Agreement, the Merger Agreement may be amended or modified in whole or in part only by a duly authorized agreement in writing executed in the same manner as the Merger Agreement (but not necessarily by the same natural persons who executed the Merger Agreement) and which makes reference to the Merger Agreement; and

WHEREAS, the undersigned parties, which constitute all parties to the Merger Agreement, desire to amend the Merger Agreement as set forth herein.

NOW, THEREFORE, effective as of the date hereof, and in consideration of the transactions contemplated by the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the undersigned parties agree as follows:

1.	The words “October 6, 2025” in Section 7.07 of the Merger Agreement are hereby replaced with “October 31, 2025”.

2.	Any references to “this Agreement” in the Merger Agreement shall be deemed to be references to the Merger Agreement, as amended by this Amendment. Except as otherwise provided herein, no other amendments, modifications, consents or waivers are being made to the Merger Agreement, and the Merger Agreement shall remain unchanged and in full force and effect. In addition, except as specifically provided herein, this Amendment shall not be deemed a waiver of any term or condition of the Merger Agreement or consent to any matter, and shall not be deemed to prejudice any right or rights which any party to the Merger Agreement may now have or may have in the future under or in connection with the Purchase Agreement, or any of the instruments or agreements referred to therein, as the same may be amended from time to time.

3.	Sections 11.01 to 11.04 and 11.06 to 11.16 of the Merger Agreement are hereby incorporated (mutatis mutandis) by reference in their entirety to this Amendment.

[Signature page follows.]

IN WITNESS WHEREOF, each of Acquiror, Holdco, Holdco Merger Sub, Acquiror Merger Sub, and the Company have caused this Amendment to be executed by their respective officers thereunto duly authorized, all as of the date first above written.

BPGC ACQUISITION CORP.

By:	/s/ Nadim Qureshi
	Name:	Nadim Qureshi
	Title:	Chief Executive Officer and President

IROCKET TECHNOLOGIES, INC.

By:	/s/ Asad Malik
	Name:	Asad Malik
	Title:	President

IROCKET MERGER SUB, LLC
By: IROCKET TECHNOLOGIES INC., its Managing Member

By:	/s/ Asad Malik
	Name:	Asad Malik
	Title:	President

BPGC MERGER SUB INC.

By:	/s/ Nadim Qureshi
	Name:	Nadim Qureshi
	Title:	Chief Executive Officer and President

INNOVATIVE ROCKET TECHNOLOGIES, INC.

By:	/s/ Asad Malik
	Name:	Asad Malik
	Title:	Chief Executive Officer

[Signature Page to Amendment to Agreement and Plan of Merger]